UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2010

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

101 North Sepulveda Blvd.
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

The securities trading policy of International Rectifier Corporation (the “Company”) permits its employees, officers and directors to engage in pre-determined plans for trades on a regular basis over a period of time of specified amounts of Company stock in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.

As permitted by this policy, Chief Executive Officer Oleg Khaykin, Chief Financial Officer Ilan Daskal, Chief Operations Officer Michael Barrow and General Counsel & Secretary Timothy E. Bixler have entered into sales plans for common stock arising from the exercise of a portion of the Company stock options and the issuance of common stock upon the vesting of restricted stock units each holds.

Mr. Khaykin will sell up to 102,000  shares over a period of about six months.  Mr. Daskal will sell up to 30,355 shares over a period of about three months.   Mr. Barrow will sell up to 30,355 shares over a period of about three months.  Mr. Bixler will sell up to 13,000 shares over a period of about six months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER
CORPORATION

Date: May 10, 2010	By	/s/ Timothy E. Bixler
Name : Timothy E. Bixler,
Title: Vice President, General Counsel & Secretary